Exhibit 5.1

Joe Laxague Partner jlaxague@cronelawgroup.com

December 10, 2025

Maison Solutions Inc.

127 N Garfield Ave

Monterey Park, California 91754

Re:	Maison Solutions Inc.; Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Maison Solutions Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the registration of the public offering and sale of up to 16,909,622 shares of Class A Common Stock of the Company, par value $0.0001 per share (the “Shares”) by the Selling Stockholder named therein.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits thereto; (b) the Company’s Certificate of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) the Senior Secured Convertible Promissory Note dated October 1, 2025, as issued to the Selling Stockholder named in the Registration Statement (the “Note”); (e) certain records of the Company’s corporate proceedings as reflected in its minute books; and (f) such statutes, records and other documents as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. We express no opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Delaware and the federal laws of the United States of America.

Based upon the foregoing, it is our opinion that the Shares, when issued upon conversions of the Note, or in payment of accrued interest under the Note, each in accordance with the terms thereof, will be validly issued, fully paid and non-assessable shares of Class A Common Stock in the Company.

420 Lexington Avenue, Suite 2446, New York, NY 10170 | 646-861-7891

1 East Liberty St., suite 600, Reno, NV 89501 | 775-234-5221

Maison Solutions Inc.

December 10, 2025

Page | 2

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus.

Sincerely,

The Crone Law Group P.C.